Exhibit 10.6

Trademark License Agreement

This Trademark License Agreement (this "Agreement") is made as of March 18, 2008, by and between Zhengzhou Aluminum Co., Ltd. (“Zhengzhou Aluminum”) and Zhengzhou Shensheng Aluminum Foil Co., Ltd. (“Shensheng Aluminum”).

According to the "PRC Trademark Law" and "Implementing Regulations of the PRC Trademark Law", by friendly consultation, Zhengzhou Aluminum and Shensheng Aluminum entered into this Agreement:
I. Zhengzhou Aluminum legally owned the trademark below, and now authorizes Shensheng Aluminum to use it:
The trademark name: words with picture (see Exhibit)
The trademark NO.: 4686455
Approved Production (VI): aluminum ingots, aluminum foil, metal sheets and metal plates, metal doors, metal windows, metal building materials, metal pipes, raw and semi-processed ordinary metals.
The term of validity: March 14, 2008 – March 13, 2018
II This licensing period is 9 years from the date of this Agreement. When this agreement expired, if Shensheng Aluminum needs to extend the licensing, the two parties will sign a new agreement.
III Zhengzhou Aluminum grants Shensheng Aluminum to use the licensed trademark worldwide.
IV Zhengzhou Aluminum grants Shensheng Aluminum to use the licensed trademark exclusively.
V Zhengzhou Aluminum is the sole shareholder of Shensheng Aluminum, so this licensing is free.
VI Shensheng Aluminum must ensure the quality of products using the trademark and take the responsibility.
VII Shensheng Aluminum must ensure the trademark used legally.
VIII Shensheng Aluminum can’t change any part of the trademark and identify the producer and the place of producing.
IX Shensheng Aluminum should take the packaging design of the product with the trademark to Zhengzhou Aluminum to check.
X During the valid period of this Agreement, Zhengzhou Aluminum has the right to supervise the quality of product using the trademark. If Shensheng Aluminum got punishment because of poor product quality, and the trademark was damaged seriously, Zhengzhou Aluminum has the right to acquire compensation from Shensheng Aluminum.
XI Zhengzhou Aluminum ensures the valid of the trademark during the period of this Agreement, and will cover the renewal fees.

XII If Zhengzhou Aluminum transfers the right of the trademark, Shensheng Aluminum has the priority to get it.
XIII Zhengzhou Aluminum grants Shensheng Aluminum to use the copy the trademark license (see exhibit).
XIV If this Agreement needs to be modified, the parties shall enter into a written agreement.
XV In case of dispute raised, both parties shall solve it through friendly consultation, otherwise each can sue to the court.
XVI Once the parties sign this Agreement, it’ll be effective. This agreement has two original pieces, each party holds one.

Zhengzhou Aluminum Co., Ltd.

/s/ Congfu Li
Authorized Signatory

Zhengzhou Shensheng Aluminum Foil Co., Ltd.

/s/ Chuanhong Xie
Authorized Signatory